UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 23, 2006

NEWMARKET CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Base Salaries

On February 23, 2006, the Bonus, Salary and Stock Option Committee of the Board of Directors (the “Committee”) of NewMarket Corporation (the “Company”) approved for the Company’s named executive officers set forth below, the following 2006 base salaries:

Name	Base Salary	Effective Date
C. S. Warren Huang, President of Afton Chemical Corporation, a wholly owned subsidiary of the Company	$325,900	April 1, 2006

David A. Fiorenza, Vice President and Treasurer of the Company	$262,400	June 1, 2006

Bonuses

On February 23, 2006, the Committee, taking into consideration the Company’s achievements for 2005, including growth in the petroleum additives business and successful management of the contribution from the declining tetraethyl lead (TEL) product line, also approved the following bonus payments for the Company’s named executive officers:

Name	Bonus
Thomas E. Gottwald, President and Chief Executive Officer of the Company	$300,000

C. S. Warren Huang, President of Afton Chemical Corporation, a wholly owned subsidiary of the Company	$150,000

David A. Fiorenza, Vice President and Treasurer of the Company	$90,000

Steven M. Edmonds, Vice President and General Counsel of the Company	$100,000

Russell L. Gottwald, Jr., President of Ethyl Corporation, a wholly owned subsidiary of the Company	$90,000

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Section 8 — Other Events

Item 8.01. Other Events.

On February 23, 2006, the Company issued a press release reporting that the Company’s Board of Directors had declared a quarterly dividend of 12.5 cents per share of the Company’s common stock, payable on April 3, 2006 to the Company’s shareholders of record as of March 16, 2006. The press release issued by the Company on February 23, 2006 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits.

99.1    Press release issued by the Company on February 23, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2006

NEWMARKET CORPORATION

By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Treasurer

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Exhibit Index

Exhibit No.	Description
99.1	Press release issued by the Company on February 23, 2006.

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